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                                                                    EXHIBIT 21.1



                               Grey Wolf, Inc.
                             List of Subsidiaries


                                        State or Jurisdiction of Formation
                                        ----------------------------------

Grey Wolf Drilling Company L.P.                      Texas
Grey Wolf LLC                                        Louisiana
Grey Wolf Holdings Company                           Nevada
Murco Drilling Corp.                                 Delaware
Grey Wolf International, Inc.                        Texas
Grey Wolf Drilling International, Ltd.               Cayman Islands
Grey Wolf Drilling de Venezuela                      Venezuela
Drillers Inc., DI de Venezuela                       Venezuela
Grey Wolf Drilling de Mexico SRL de C.V.             Mexico SRL
DI/Perfensa, Inc.                                    Texas
Perforaciones Andinas, S.A.                          Panama
DI Energy, Inc.                                      Texas